EXHIBIT 5.1

July 21, 2006

Gryphon Gold Corporation
Suite 810-1130 West Ponder Street
Vancouver, BC V6E 4A4
Canada

Ladies and Gentlemen:

        I have acted as local Nevada counsel to Gryphon Gold Corporation, a Nevada corporation (the “Company”), in connection with Company’s filing with the Securities and Exchange Commission of a registration statement on Form SB-2, on or about July 21, 2006, (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering and sale by the Company of 5,604,000 shares of the Company’s Common Stock (the “Shares”), 3,082,500 shares of the Company’s Common Stock issuable upon exercise of the Company’s Series B Warrants (2,737,500 shares), Series C Warrants (280,500 shares), and Series D Warrants (64,500 shares) (collectively, the “Warrant Shares”), and 6,553,185 shares of the Company’s Common Stock issuable upon exercise of the Company’s Class A Warrants (the “Class A Warrant Shares”).

        This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act. In my capacity as local Nevada counsel to the Company, I have reviewed and am familiar with the Registration Statement and exhibits thereto and the following documents:

A.	Articles of Incorporation of the Company, as amended to date, on file with the Nevada Secretary of State;

B.	Bylaws of the Company, as amended to date;

C.	Resolutions adopted by the Board of Directors of the Company pertaining to the Shares and the Warrant Shares;

D.	Certificate of Anthony (Tony) D.J. Ker, the Secretary and Treasurer of the Company, certifying copies of certain documents and resolutions, certifying as to certain other matters and dated July 19, 2006.

        I have also reviewed such other documents and have satisfied myself as to such other matters that I have deemed necessary in order to render the opinions contained in this letter. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

        Based upon the foregoing and the examination of such legal authorities as I have deemed relevant, and subject to the qualifications and further assumptions set forth below, I am of the opinion that the Shares to which the Registration Statement and Prospectus relate are duly and validly authorized and issued, fully paid and nonassessable. I am of the opinion that the Warrant Shares to which the Registration Statement and Prospectus relate are duly and validly authorized, and when issued against payment therefore pursuant to the provisions of the warrants, the Warrant Shares will be fully paid and nonassessable. I am of the opinion that the Class A Warrant Shares to which the Registration Statement and Prospectus pertains are duly and validly authorized, and, when issued against payment therefore pursuant to the provisions of the Class A Warrants, will be fully paid and nonassessable.

I am a member of the bar of the State of Nevada. The opinions expressed herein are limited solely to the laws of the State of Nevada and the Federal laws of the United States of America (except that I express no opinion as to Nevada securities or blue sky laws) and I express no opinion on the laws of any other jurisdiction. This opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. I express no opinion as to Canadian or Ontario law. In giving this Opinion, I have assumed that (i) all natural persons executing documents have the legal capacity to do so and all signatures are genuine, (ii) all documents submitted to me as originals are authentic, and (iii) all copies reviewed by me conform to the originals.

        I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. I also consent to the reference to my firm under the heading “Legal Opinions” in the Registration Statement.

Very truly yours, /s/ Michael J. Morrison _______________________________ Michael J. Morrison